EXECUTION

GSR MORTGAGE LOAN TRUST 2003-3F

MORTGAGE PASS-THROUGH CERTIFICATES

SERIES 2003-3F

TRUST AGREEMENT

among

GS MORTGAGE SECURITIES CORP.,
as Depositor

and

JPMORGAN CHASE BANK,

as Trustee

Dated as of

March 1, 2003

TABLE OF CONTENTS

Page

ARTICLE I DEFINITIONS

1

Section 1.01

Standard Terms.

1

Section 1.02

Defined Terms.

2

ARTICLE II FORMATION OF TRUST; CONVEYANCE OF MORTGAGE

LOANS

17

Section 2.01

Conveyance to the Trustee.

17

Section 2.02

Acceptance by the Trustee.

17

Section 2.03

REMIC Elections and REMIC Interests Designations.

18

ARTICLE III REMITTING TO CERTIFICATEHOLDERS

23

Section 3.01

Distributions to Certificateholders.

23

Section 3.02

Allocation of Realized Losses and Shortfalls.

30

ARTICLE IV THE SECURITIES

32

Section 4.01

The Certificates.

32

Section 4.02

Denominations.

32

Section 4.03

Redemption of Certificates.

33

Section 4.04

Securities Laws Restrictions.

33

ARTICLE V MISCELLANEOUS PROVISIONS

33

Section 5.01

Request for Opinions.

33

Section 5.02

Schedules and Exhibits.

34

Section 5.03

Governing Law.

34

Section 5.04

Counterparts.

34

Section 5.05

Notices.

34

SCHEDULES AND EXHIBITS

Schedule I

Mortgage Loans

Schedule II

PAC/TAC Amortization Schedules

Exhibit A

Forms of Certificates

TRUST AGREEMENT

THIS TRUST AGREEMENT (this “Trust Agreement”), dated as of March 1, 2003, is hereby executed by and between GS MORTGAGE SECURITIES CORP., a Delaware corporation (the “Depositor”), and JPMORGAN CHASE BANK, as trustee (the “Trustee”) under this Trust Agreement and the Standard Terms to Trust Agreement, March 2003 Edition (the “Standard Terms”), all of the provisions of which, unless otherwise specified herein, are incorporated herein and shall be a part of this Trust Agreement as if set forth herein in full.

PRELIMINARY STATEMENT

The Board of Directors of the Depositor has duly authorized the formation of GSR Mortgage Loan Trust 2003-3F as a trust (the “Trust”) to issue a series of securities with an aggregate initial outstanding principal balance of $1,158,367,275 to be known as the Mortgage Pass-Through Certificates, Series 2003-3F (the “Certificates”).  The Trust is formed by this Trust Agreement.  The Certificates in the aggregate evidence the entire beneficial ownership in the Trust.  The Certificates consist of the classes set forth herein.

Pursuant to Section 10.01 of the Standard Terms, the Trustee will make an election to treat all of the assets of the Trust as three real estate mortgage investment conduits (each, a “REMIC” and, individually, “REMIC I-1,” “REMIC I-2” and “REMIC I-3”) for federal income tax purposes.  The “startup day” of each REMIC for purposes of the REMIC Provisions is the Closing Date.

NOW, THEREFORE, in consideration of the mutual promises, covenants, representations and warranties hereinafter set forth, the Depositor and the Trustee agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01

Standard Terms.

The Depositor and the Trustee acknowledge that the Standard Terms prescribe certain obligations of the Depositor and the Trustee, with respect to the Certificates.  The Depositor and the Trustee agree to observe and perform such prescribed duties, responsibilities and obligations, pursuant to the terms and conditions thereof and of this Trust Agreement, and acknowledge that, except to the extent inconsistent with the provisions of this Trust Agreement, the Standard Terms are and shall be a part of this Trust Agreement to the same extent as if set forth herein in full.

Pursuant to Section 2.02(f) of the Standard Terms, the Depositor acknowledges the appointment of the Custodian and agrees to deliver, or cause to be delivered, to the Custodian all Mortgage Loan documents that are to be included in the Trustee Mortgage Loan File for each Mortgage Loan.  The Depositor and the Custodian acknowledge that, pursuant to existing Custodial Agreements entered into between the Custodian and predecessors in interest of the Depositor, the Custodian previously acted as custodian for such predecessors in interest and that in connection with the formation of the Trust, the Depositor will assign each Custodial Agreement to the Trustee and cause a receipt to be issued in the name of the Trustee.

Section 1.02

Defined Terms.

Capitalized terms used but not defined herein shall have the respective meanings assigned to them in Section 1.01 of the Standard Terms or in the Sale and Servicing Agreements.  In the event of a conflict between the Standard Terms and the Sale and Servicing Agreements, the Sale and Servicing Agreements shall govern.  In addition, the following provisions shall govern the defined terms set forth below for this Trust Agreement:

“Accrued Certificate Interest”:  Interest to be distributed to each Class of Certificates on any Distribution Date consisting of the sum of (i) the product of the Certificate Rate for such Class of Certificates and the Certificate Balance (or Notional Amount) for such Class of Certificates and such Distribution Date and (ii) accrued but unpaid Accrued Certificate Interest from prior Distribution Dates (on a cumulative basis, but without interest on such unpaid Accrued Certificate Interest).

“Administrative Cost Rate”:  For each Mortgage Loan, the sum of the Servicing Fee Rate and the Trustee Fee Rate.

“Aggregate Subordinate Percentage”:  At any time, the sum of the Class Principal Balances of the Subordinate Certificates divided by the sum of the outstanding principal balances for all the Mortgage Loans (other than the A-P Percentages thereof allocable to the Class A-P Certificates).

“A-P Percentage”:  For each Discount Loan in Group I or Group IV, a fraction, expressed as a percentage, the numerator of which is the related Designated Rate for such Group minus the Net Rate of such Discount Loan, and the denominator of which is the related Designated Rate for such Group.  For each Mortgage Loan in Group I or Group IV that is not a Discount Loan, 0%.

“A-P Principal Distribution Amount”:  For each Distribution Date, the sum of:

(1)

the A-P Percentage of items (1), (2) and (3) of the definition of Principal Payment Amount in respect of each Mortgage Loan in Group I or Group IV (without regard to the application of the Non-A-P Percentage thereto);

(2)

the A-P Percentage of all Payoffs and Curtailments that were received during the preceding calendar month in respect of Mortgage Loans in Group I or Group IV; and

(3)

the A-P Percentage of Liquidation Principal received in respect of Mortgage Loans in Group I or Group IV.

“Apportioned Principal Balance”:  For any Class of Subordinate Certificates for any Distribution Date, the Class Principal Balance of such Class immediately prior to that Distribution Date multiplied by a fraction, the numerator of which is the applicable Group Subordinate Amount for that date and the denominator of which is the sum of the Group Subordinate Amounts for that date.

“Assignment Agreement”:  Each of: (i) the Assignment, Assumption and Recognition Agreement dated February 26, 2003, by and among GSMC, Bank of America and Wells Fargo, as Servicer, and (ii) the Assignment, Assumption and Recognition Agreement dated February 26, 2003, by and among GSMC, Bank of America and Wells Fargo, as Servicer.

“Available Distribution Amount”:  For any Distribution Date and any Group, the sum, for the Mortgage Loans in such Group, of the following amounts:

(1)

the total amount of all cash received from or on behalf of the Mortgagors or advanced by the applicable Servicer on the Mortgage Loans in such Group and not previously distributed (including P&I Advances made by such Servicer and proceeds of Mortgage Loans that are liquidated), except:

(a)

all Scheduled Payments collected but due on a Due Date after that Distribution Date;

(b)

all Curtailments received after the previous calendar month;

(c)

all Payoffs received after the previous calendar month (together with any interest payment received with those Payoffs to the extent that it represents the payment of interest accrued on the Mortgage Loans for the period after the previous calendar month);

(d)

liquidation proceeds and insurance proceeds received on the Mortgage Loans in such Group after the previous calendar month;

(e)

all amounts in the Certificate Account from Mortgage Loans in such Group that are then due and payable to the applicable Servicer under the related Sale and Servicing Agreement; and

(f)

the servicing compensation for each Mortgage Loan in such Group, net of any amounts payable as compensating interest by the applicable Servicer on that Distribution Date; and

(2)

the total amount of any cash received by the Trustee or the applicable Servicer from the repurchase by the Loan Seller of any Mortgage Loans as a result of defective documentation or breach of representations and warranties (provided that the obligation to repurchase arose before the related Due Date); provided further that the Available Distribution Amount for REMIC I-3 shall be the amounts distributed by REMIC I-2 and the Available Distribution Amount for REMIC I-2 shall be the amounts distributed by REMIC I-1.

“Average Rate”:  For each Distribution Date, an annual rate equal to the weighted average of the Designated Rates applicable to each of the Groups, weighted on the basis of the Group Subordinate Amount for each Group.

“Bank of America”:  Bank of America, N.A., or any successor in interest.

“Book-Entry Certificates”:  The Senior Certificates and the Senior Subordinate Certificates.

“Certificate Balance”:  As to any Class of Certificates (other than a Notional Certificate) or Interests as of the close of business on each Distribution Date, the initial Certificate Balance thereof  (as shown on the charts in Section 2.03) reduced by (i) all principal payments previously distributed to such Class and (ii) all Realized Losses previously allocated to such Class and, in the case of the Class IA-3, Class IA-5, Class IA-6 and Class IVA-3 Certificates only, increased by the amount of interest deferred and added to the Certificate Balance of such Class.

“Certificate Group”:  The Group I Certificates, the Group II Certificates, the Group III Certificates or the Group IV Certificates, as applicable.

“Certificate Rate”:  With respect to each Class of Certificates on any Distribution Date, the percentage per annum or other entitlement to interest described in Section 2.03.  With respect to each REMIC Interest on any Distribution Date, the Certificate Rates described in Section 2.03.

“Certificates”:  The Class IA-1, Class IA-2, Class IA-3, Class IA-4, Class IA-5, Class IA-6, Class IIA-1, Class IIA-2, Class IIA-3, Class IIA-4, Class IIIA-1, Class IIIA-2, Class IIIA 3, Class IIIA-4, Class IIIA-5, Class IIIA-6, Class IVA-1, Class IVA-2, Class IVA-3, Class A-P, Class A-X1, Class A-X2, Class B1, Class B2, Class B3, Class B4, Class B5, Class B6 and Class R Certificates.

“Class”:  Each Class of Certificates or REMIC Interests.

“Class A Certificates”:  Class IA-1, Class IA-2, Class IA-3, Class IA-4, Class IA-5, Class IA-6, Class IIA-1, Class IIA-2, Class IIA-3, Class IIA-4, Class IIIA-1, Class IIIA-2, Class IIIA 3, Class IIIA-4, Class IIIA-5, Class IIIA-6, Class IVA-1, Class IVA-2, Class IVA-3, Class A-P, Class A-X1 and Class A-X2 Certificates.

“Class A-X1 Notional Amount”:  Initially will be approximately $6,519,938 and for each Distribution Date after the Closing Date will equal the sum of the Component Notional Amounts of the A-X1(I) and A-X1(IV) Components for such Distribution Date.

“Class A-X2 Notional Amount”:  Initially will be approximately $92,884,595 and for each Distribution Date after the Closing Date will equal the sum of the Component Notional Amounts of the A-X2(II) and A-X2(III) Components for such Distribution Date.

“Class B Certificates”:  The Class B1, Class B2, Class B3, Class B4, Class B5 and Class B6 Certificates.

“Class IA Certificates”:  The Class IA-1, Class IA-2, Class IA-3, Class IA-4, Class IA-5 and Class IA-6 Certificates, together with the A-X1(I) Component of the Class A-X1 Certificates and the A-P(I) Component of the Class A-P Certificates.

“Class IIA Certificates”:  The Class IIA-1, Class IIA-2, Class IIA-3 and Class IIA-4 Certificates, together with the A-X2(II) Component of the Class A-X2 Certificates.

“Class IIA-2 Notional Amount”:  With respect to each Distribution Date, (i) 1.50% of the Class Principal Balance of the Class IIA-1 Certificates on such Distribution Date, divided by (ii) 6.00%.

“Class IIIA Certificates”:  The Class IIIA-1, Class IIIA-2, Class IIIA-3, Class IIIA-4, Class IIIA-5 and Class IIIA-6 Certificates, together with the A-X2(III) Component of the Class A-X2 Certificates.

“Class IIIA-3 Notional Amount”:  With respect to each Distribution Date, the Class Principal Balance of the Class IIIA-2 Certificates for such Distribution Date.

“Class IIIA-6 Notional Amount”:  With respect to each Distribution Date, the excess, if any, of (A) (i) 3.25% of the Class Principal Balance of the Class IIIA-1 Certificates, divided by (ii) 6.00% over (B) (i) 2.00% of the Class Principal Balance of the Class IIIA-2 Certificates, divided by (ii) 6.00%.

“Class IVA Certificates”:  The Class IVA-1, Class IVA-2 and Class IVA-3 Certificates, together with the A-X1(IV) Component of the Class A-X1 Certificates and the A-P(IV) Component of the Class A-P Certificates.

“Closing Date”:  March 28, 2003.

“Component”:  Each of the components having the designations, initial Component Principal Amounts or initial Component Notional Amounts, as applicable, and Component Interest Rates as follows:

	Initial Component
	Principal Amount or
	Component Notional
Designation	Amount	Component Interest Rates

A-P(I) Component	$8,543.00	0.00%
A-P(IV) Component	$146,553.00	0.00%
A-X1(I) Component	$3,961,296.00	6.50%
A-X1(IV) Component	$2,558,642.00	6.50%
A-X2(II) Component	$22,697,146.00	6.50%
A-X2(III) Component	$70,187,448.00	6.50%

“Component Certificate”:  Any Class A-P, Class A-X1 or Class A-X2 Certificate.

“Component Interest Rate”:  As set forth in the chart above.

“Component Notional Amount”:  With respect to the A-X1(I) Component and each Distribution Date, the product of (1) a fraction, the numerator of which is the weighted average of the Net Rates of the Premium Loans in Group I at the beginning of the related Due Period minus 6.00% and the denominator of which is 6.50% and (2) the total principal balance of the Premium Loans in Group I as of the first day of the related Accrual Period.  With respect to the A-X1(IV) Component and any Distribution Date, the product of (1) a fraction, the numerator of which is the weighted average of the Net Rates of the Premium Loans in Group IV at the beginning of the related Due Period minus 5.75% and the denominator of which is 6.50% and (2) the total principal balance of the Premium Loans in Group IV as of the first day of the related Accrual Period.  With respect to the A-X2(II) Component and each Distribution Date, the product of (1) a fraction, the numerator of which is the weighted average of the Net Rates of the Premium Loans in Group II at the beginning of the related Due Period minus 6.00% and the denominator of which is 6.50% and (2) the total principal balance of the Premium Loans in Group II as of the first day of the related Accrual Period.  With respect to the A-X2(III) Component and any Distribution Date, the product of (1) a fraction, the numerator of which is the weighted average of the Net Rates of the Premium Loans in Group III at the beginning of the related Due Period minus 6.00% and the denominator of which is 6.50% and (2) the total principal balance of the Premium Loans in Group III as of the first day of the related Accrual Period.

“Component Principal Amount”:  With respect to each Component other than a Notional Component as of any Distribution Date, the initial Component Principal Amount of such Component (as set forth in the definition of “Component” above) as of the Closing Date as reduced by all amounts previously distributed on that Component in respect of principal and the principal portion of any Realized Losses previously allocated to that Component.

“Corresponding Class”:  For each class of REMIC Interests or Certificates, the Class or Classes indicated as such in the tables set forth in Section 2.03.

“Credit Support Depletion Date”:  The first Distribution Date (if any) on which the aggregate Certificate Balance of the Subordinate Certificates has been or will be reduced to zero.

“Current Shortfall”:  Any amount included in the Principal Distribution Amount for which cash is not available to make distributions as a result of the Servicer’s decision not to Advance a delinquent payment, other than a Realized Loss.

“Curtailments”:  Partial prepayments on a Mortgage Loan.

“Custodian”:  JPMorgan Chase (formerly known as The Chase Manhattan Bank), in its capacity as custodian under each of the Custodial Agreements.

“Custodial Agreement”:  Each of (i) the Custodial Agreement dated as of November 1, 2002 by and among GSMC, Wells Fargo, as servicer, and JPMorgan Chase, as Custodian; (ii) the Custodial Agreement dated as of February 1, 2003 by and among GSMC, Wells Fargo, as servicer, and JPMorgan Chase, as Custodian; (iii) the Custodial Agreement dated as of February 1, 2003 by and among GSMC, Bank of America, as seller, Wells Fargo, as servicer, and JPMorgan Chase, as Custodian; (iv) the Custodial Agreement dated as of February 1, 2003 by and among GSMC, Bank of America, as seller, Wells Fargo, as servicer, and JPMorgan Chase, as Custodian; (v) the Custodial Agreement dated as of March 1, 2003 by and among GSMC, Nat City, as seller and servicer, and JPMorgan Chase, as Custodian; (vi) the Custodial Agreement dated as of March 1, 2003 by and among GSMC, Nat City, as seller and servicer, and JPMorgan Chase, as Custodian; and (vii) the Custodial Agreement dated as of March 1, 2003 by and among GSMC, Bank of America, as seller and servicer, and JPMorgan Chase, as Custodian.

“Cut-Off Date”:  March 1, 2003.

“Depositor”:  GS Mortgage Securities Corp., in its capacity as depositor under this Trust Agreement.

“Designated Rate”:  With respect to Group I, Group II and Group III, 6.00%, per annum.  With respect to Group IV, 5.75%, per annum.

“Discount Loan”  Any Mortgage Loan in Group I with a Net Rate less than 6.00% per annum and any Mortgage Loan in Group IV with a Net Rate less than 5.75% per annum.

“Distribution Date”:  The 25th day of each month, or if such day is not a Business Day, the next Business Day following such day. The initial Distribution Date will be April 25, 2003.

“Due Date”:  For any Mortgage Loan, the first day in each calendar month.

“Due Period”:  For any Distribution Date, the period beginning on and including the Due Date in the previous calendar month and ending on, and including, the day before the Due Date in the calendar month in which such Distribution Date occurs.

“Final Distribution Date”:  For each Class of Certificates, the respective dates specified in Section 2.03(d).

“Fitch”:  Fitch, Inc., or its successor.

“Group”:  Each of Group 1, Group II, Group III and Group IV.

“Group I”:  The aggregate of the Mortgage Loans identified on Schedule I as being included in Group I.

“Group I Certificate”:  Any Class IA-1, Class IA-2, Class IA-3, Class IA-4, Class IA-5 or Class IA-6 Certificate, the A-X1(I) Component of the Class A-X1 Certificates or the A-P(I) Component of the Class A-P Certificates.

“Group II”:  The aggregate of the Mortgage Loans identified on Schedule I as being included in Group II.

“Group II Certificate”:  Any Class IIA-1, Class IIA-2, Class IIA-3 or Class IIA-4 Certificates or the A-X2(II) Component of the Class A-X2 Certificates.

“Group III”:  The aggregate of the Mortgage Loans identified on Schedule I as being included in Group III.

“Group III Certificate”:  Any Class IIIA-1, Class IIIA-2, Class IIIA-3, Class IIIA-4, Class IIIA-5 or Class IIIA-6 Certificate or the A-X-2(III) Component of the Class A-X2 Certificates.

“Group IV”:  The aggregate of the Mortgage Loans identified on Schedule I as being included in Group IV.

“Group IV Certificate”:  Any Class IVA-1, Class IVA-2 or Class IVA-3 Certificate, the A-X1(IV) Component of the Class A-X1 Certificates or the A-P(IV) Component of the Class A P Certificates.

“Group Subordinate Amount”:  With respect to each Group and any Distribution Date, the excess of the Non-AP Pool Balance thereof for the immediately preceding Distribution Date for that Group over the total Certificate Balance of the Senior Certificates of the related Certificate Group (other than, in the case of Group I and Group IV, the related Component of the Class A-P Certificates) immediately prior to that Distribution Date.

“GSMC”:  Goldman Sachs Mortgage Company, or any successor in interest.

“Interest Accrual Period”:  For any Distribution Date, shall be (i) for each Class of Certificates other than the Class IIIA-2 and Class IIIA-3 Certificates, the immediately preceding calendar month and (ii) for the Class IIIA-2 and Class IIIA-3 Certificates, the period beginning on and including a Distribution Date (or, in the case of the first Distribution Date, March 25, 2003) and ending on, and including, the day preceding the next Distribution Date.  The Class A P Certificates will be “principal only” Certificates and will not be entitled to any interest.

“Interests”:  Each Class of REMIC Interests.

“JPMorgan Chase”:  JPMorgan Chase Bank.

“Junior Subordinate Certificates”:  The Class B4, Class B5 and Class B6 Certificates.

“LIBOR”:  means, for any Interest Accrual Period, the offered rate for one-month United States dollar deposits which appears on Telerate Page 3750, as reported by Bloomberg Financial Markets Commodities News (or such other page as may replace Telerate Page 3750 for the purpose of displaying comparable rates), as of 11:00 a.m. (London time) on the LIBOR Determination Date applicable to such Interest Accrual Period.  If such rate does not appear on Telerate Page 3750 (or such other page as may replace Telerate Page 3750 for the purpose of displaying comparable rates), the rate for that day will be determined on the basis of the rates at which deposits in United States dollars are offered by the Reference Banks at approximately 11:00 a.m., London time, on that day to leading banks in the London interbank market for a period of one month commencing on the first day of the relevant Interest Accrual Period.  The Trustee will request the principal London office of each of the Reference Banks to provide a quotation of its rate to the Trustee.  If at least two such quotations are provided, the rate for that day will be the arithmetic mean of the quotations.  If fewer than two quotations are provided as requested, the rate for that day will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Trustee, at approximately 11:00 a.m., New York City time, on that day for loans in United States dollars to leading European banks for a one-month period (commencing on the first day of the relevant Interest Accrual Period).  If none of such major banks selected by the Trustee quotes such rate to the Trustee, LIBOR for such LIBOR Determination Date will be the rate in effect with respect to the immediately preceding LIBOR Determination Date.

“LIBOR Determination Date”:  means, with respect to any Interest Accrual Period and any floating rate certificate, the second London Business Day prior to the Distribution Date on which such Interest Accrual Period commences.

“Liquidated Mortgage Loan”: A Mortgage Loan for which the applicable Servicer has determined that it has received all amounts that it expects to recover from or on account of the Mortgage Loan, whether from insurance proceeds, liquidation proceeds or otherwise.

“Liquidation Principal”:  The principal portion (or, in the case of a Mortgage Loan in Group I or Group IV, the Non-A-P Percentage thereof) of liquidation proceeds received from each Mortgage Loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date.

“Loan Seller”:  Each of Bank of America, Wells Fargo and Nat City.

“London Business Day”:  means a day on which commercial banks in London are open for business (including dealings in foreign exchange and foreign currency deposits).

“Mortgage Loans”:  The mortgage loans identified on Schedule I hereto.

“Nat City”:  National City Mortgage Co., or any successor in interest.

“Net Rate”:  With respect to each Mortgage Loan, the Note Rate of such Mortgage Loan less the Administrative Cost Rate applicable to such Mortgage Loan.

“Non-A-P Percentage”:  For each Discount Loan in Group I, a fraction, expressed as a percentage, the numerator of which is the Net Rate of such Discount Loan and the denominator of which is 6.00%.  For each Mortgage Loan in Group I that is not a Discount Loan, 100.00%.  For each Discount Loan in Group IV, a fraction, expressed as a percentage, the numerator of which is the Net Rate of such Discount Loan and the denominator of which is 5.75%.  For each Mortgage Loan in Group IV that is not a Discount Loan, 100.00%.

“Non-AP Pool Balance”:  For any Distribution Date and Group I or Group IV, the sum of the outstanding principal balances for all the Mortgage Loans in such Group (other than the A P Percentage thereof allocable to the related Component of the Class A-P Certificates).

“Note Rate”:  For each Mortgage Loan, the rate at which the related promissory note accrues interest.  For purposes of calculating the Certificate Rates of the Interests and Certificates, the Note Rate of a Mortgage Loan will be calculated without regard to any modification, waiver or amendment of the interest rate of the Mortgage Loan, whether agreed to by the Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related Mortgagor.

“Notional Amount”:  Each of the Class IIA 2 Notional Amount, the Class IIIA 3 Notional Amount, the Class IIIA-6 Notional Amount, the Class A X1 Notional Amount and the Class A-X2 Notional Amount.

“Notional Certificate”:  Any Class IIA-2, Class IIIA-3, Class IIIA-6, Class A-X1 or Class A-X2 Certificate.

“Notional Component”:  Any A-X1(I) or A-X1(IV) Component of the Class A X1 Certificates and any A-X2(II) or A-X2(III) Component of the Class A-X2 Certificates.

“P&I Certificates”:  All Classes of Certificates other than the Class A-X1, Class A-X2, Class IIA-2, Class IIIA-3, Class IIIA-6 or Class A-P Certificates and the Residual Certificates.

“Payoffs”:  Prepayments in full on a Mortgage Loan.

“Premium Loan”:  Any Mortgage Loan in Group I, Group II or Group III with a Net Rate in excess of 6.00% and any Mortgage Loan in Group IV with a Net Rate in excess of 5.75%.

“Prepayment Period”:  With respect to each Distribution Date, the preceding calendar month.

“Principal Distribution Amount”:  For each Group and any Distribution Date, the sum of:

(1)

the Principal Payment Amount for such Group;

(2)

the Principal Prepayment Amount for such Group; and

(3)

the Liquidation Principal derived from each Mortgage Loan in such Group;

“Principal Payment Amount”:  The sum, for each Group and any Distribution Date and each Mortgage Loan in such Group of:

(1)

the principal portion (or, in the case of a Mortgage Loan in Group I or Group IV, the Non A-P Percentage thereof) of Scheduled Payments on each such Mortgage Loan due on the related Due Date and received or advanced during the related Due Period;

(2)

the principal portion (or, in the case of a Mortgage Loan in Group I or Group IV, the Non A-P Percentage thereof) of repurchase proceeds received on any related Mortgage Loan which was repurchased as permitted or required by the Trust Agreement during the calendar month preceding the month of the Distribution Date; and

(3)

any other unscheduled payments of principal (or, in the case of a Mortgage Loan in Group I or Group IV, the Non A-P Percentage thereof) which were received on any related Mortgage Loan during the preceding calendar month, other than Payoffs, Curtailments, or Liquidation Principal.

“Principal Prepayment Amount”:  For any Distribution Date and any Group, all Payoffs and Curtailments (or, in the case of a Mortgage Loan in Group I or Group IV, the Non A-P Percentage thereof) for each Mortgage Loan in that Group that were received during the preceding calendar month.

“Private Certificates”:  The Junior Subordinate Certificates.

“Qualified Institutional Buyer”:  Any “qualified institutional buyer” as defined in clause 7(a) of Rule 144A promulgated under the Securities Act.

“Rating Agency”:  Each of S&P and Fitch.

“Realized Loss”:  With respect to a Liquidated Mortgage Loan, the excess of (a) the sum of (i) the outstanding principal balance of the Mortgage Loan, (ii) all accrued and unpaid interest thereon, and (iii) the amount of all Advances made by the related Servicer and other expenses incurred with respect to such Mortgage Loan (including expenses of enforcement and foreclosure) over (b) liquidation proceeds realized from such Mortgage Loan.  Realized Losses may also be realized in connection with unexpected expenses incurred by the Trust, mortgagor bankruptcies and modifications of defaulted Mortgage Loans.

“Record Date”:  For each Class of Certificates other than the Class IIIA-2 and Class IIIA-3 Certificates, the last Business Day of the calendar month preceding a Distribution Date and, in the case of the Class IIIA 2 and Class IIIA 3 Certificates, the Business Day preceding each Distribution Date.

“Reference Banks”:  means four major banks in the London interbank market selected by the Trustee.

“REMIC”:  REMIC I-1, REMIC I-2 or REMIC I-3.

“REMIC Certificates”:  Each Class of Certificates issued by REMIC I-3 pursuant to Section 2.03 and the Class R Certificates.

“REMIC Interests”:  Each Class of REMIC interests issued pursuant to Section 2.03.

“REMIC I-1”:  One of the three real estate mortgage investment conduits created hereunder, which consists of the Mortgage Loans and certain other assets and the REMIC I-1 Distribution Account.

“REMIC I-1 Regular Interests”:  The regular interests issued by REMIC I-1 as specified in Section 2.03.

“REMIC I-2”:  One of the three real estate mortgage investment conduits created hereunder, which consists of the REMIC I-1 Regular Interests and the REMIC I-2 Distribution Account.

REMIC I-2 Regular Interests”:  The regular interests issued by REMIC I-2 as specified in Section 2.03.

“REMIC I-3”:  One of the three real estate mortgage investment conduits created hereunder, which consists of the REMIC I-2 Regular Interests and the REMIC I-3 Distribution Account.

“REMIC I-3 Regular Interests:  Each Class of Certificates other than the Residual Certificates.

“Remittance Date”:  The 18th day of each month, or if such day is not a business day, the next succeeding business day.

“Residual Certificates”:  The Class R Certificates.

“Rule 144A Certificates”:  The Junior Subordinate Certificates.

“S&P”:  Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc., or its successor.

“Sale and Servicing Agreement”:  Each of (i) the Seller’s Warranties and Servicing Agreement dated as of November 1, 2002 between GSMC and Wells Fargo; (ii) the Seller’s Warranties and Servicing Agreement dated as of March 1, 2002 between Banc of America Mortgage Capital Corporation and Wells Fargo; (iii) the Seller’s Warranties and Servicing Agreement dated as of March 1, 2002 between Banc of America Mortgage Capital Corporation and Wells Fargo; (iv) the Seller’s Warranties and Servicing Agreement dated as of February 1, 2003 between GSMC and Wells Fargo; (v) the Seller’s Warranties and Servicing Agreement dated as of March 1, 2003 (Fixed Rate Pools Bid Date 1/6/03) between GSMC and Nat City; (vi) the Seller’s Warranties and Servicing Agreement (Fixed Rate Pools Bid Date 1/16/03) between GSMC and Nat City; and (vii) the Mortgage Loan Sale and Servicing Agreement dated as of March 1, 2003 between GSMC and Bank of America.

“Scheduled Amount”:  For any Distribution Date and each of the Class IA-2, Class IA-4, Class IIA-1, Class IIIA-1 and Class IIIA-2 Certificates, the amount set forth on Schedule II attached hereto.

“Scheduled Payments”:  The monthly payments of principal and interest payable by the Mortgagor.

“Scheduled Principal Amount”:  With respect to any Distribution Date an amount equal to the amount described in clause (i) of the definition of Senior Principal Distribution Amount.

“Senior Certificates”:  The Class A Certificates.

“Senior Interests”:  All of the REMIC I-2 Regular Interests except the Class I-B Interests.

“Senior Liquidation Amount”:  For any Distribution Date and any Group, the aggregate, for each Mortgage Loan or portion thereof in that Group that became a Liquidated Mortgage Loan during the calendar month preceding the month of that Distribution Date, of the related Senior Percentage of the lesser of (i) the Scheduled Principal Balance (or, in the case of a Mortgage Loan in Group I or Group IV, the Non A-P Percentage thereof) of such Mortgage Loan (unless the related Servicer had discontinued making P&I Advances, in which case the actual principal balance less advances will be used) and (ii) the Liquidation Principal derived from that Mortgage Loan.

“Senior Percentage”:  As of the Closing Date, for Group I, Group II, Group III and Group IV will be approximately 97.35%, 97.35%, 97.35% and 97.35%, respectively, and for any Distribution Date thereafter will equal the sum of the Certificate Balances of the Senior Certificates related to such Group (other than, in the case of Group I and Group IV, the related Component of the Class A-P Certificates) immediately preceding such Distribution Date, divided by the total outstanding principal balance of the Mortgage Loans in such Group (less, in the case of Group I and Group IV, the A P Percentage thereof) immediately prior to such Distribution Date.

“Senior Prepayment Percentage”:  For each Group, as follows:  (i) on any Distribution Date occurring before the Distribution Date in the month of April 2008, 100%; (ii) on any other Distribution Date on which the related Senior Percentage for such Distribution Date exceeds the initial Senior Percentage as of the Cut-Off Date, 100%; and (iii) on any other Distribution Date in the month of April 2008 and thereafter, 100%, unless:

(a)

the mean aggregate Scheduled Principal Balance of the Mortgage Loans that are 60 or more days delinquent (including Mortgage Loans in foreclosure or bankruptcy and property held by the Trust) for each of the immediately preceding three calendar months is less than or equal to 50% of the Group Subordinate Amount for such Group as of such Distribution Date, and

(b)

cumulative Realized Losses on the Mortgage Loans allocated to such Group are less than or equal to the following percentage of the aggregate Group Subordinate Amount for such Group:

Distribution Date Occurring In	Percentage of the aggregate Group Subordination Amount as of the Cut-Off Date
April 2008 through March 2009	30%
April 2009 through March 2010	35%
April 2010 through March 2011	40%
April 2011 through March 2012	45%
April 2012 and thereafter	50%

in which case, the Senior Prepayment Percentage for each Group shall be as follows:

Distribution Date Occurring In	Senior Prepayment Percentage
April 2003 through March 2008	100%
April 2008 through March 2009	Senior Percentage for such Group + 70% of the related Subordinate Percentage
April 2009 through March 2010	Senior Percentage for such Group + 60% of the related Subordinate Percentage
April 2010 through March 2011	Senior Percentage for such Group + 40% of the related Subordinate Percentage
April 2011 through March 2012	Senior Percentage for such Group + 20% of the related Subordinate Percentage
April 2012 and thereafter	Senior Percentage for such Group

If on any Distribution Date the allocation to the P&I Certificates of Principal Prepayments in the percentage required would reduce the sum of the Certificate Balances of the P&I Certificates below zero, the Senior Prepayment Percentage for such Distribution Date shall be equal to the percentage necessary to reduce such sum to zero.

“Senior Principal Distribution Amount”:  For any Distribution Date and each Group will equal the sum of:

(i)

the related Senior Percentage of the Principal Payment Amount for such Group;

(ii)

the related Senior Prepayment Percentage of the Principal Prepayment Amount for such Group; and

(iii)

the Senior Liquidation Amount for such Group.

“Senior Subordinate Certificates”:  The Class B1, Class B2 and Class B3 Certificates.

“Servicer”:  Each of Bank of America, Wells Fargo and Nat City, and their respective successors or assigns, in each case under the related Sale and Servicing Agreement.

“Servicing Fee Rate”:  For each Mortgage Loan, the per annum fee equal to 0.25%.

“Soldiers’ and Sailors’ Shortfall”:  Any shortfall in amounts paid by mortgagors on the Mortgage Loans that occurs pursuant to the Soldiers’ and Sailors’ Civil Relief Act or similar legislation affording relief to members of the armed forces.

“Subordinate Certificates”:  The Class B Certificates.

“Subordinate Class Percentage”:  For each Class of Subordinate Certificates and each Distribution Date, the percentage obtained by dividing the Class Principal Balance of such Class immediately prior to such Distribution Date by the aggregate Certificate Principal Balance of all Subordinate Certificates immediately prior to such date.

“Subordinate Interests”:  The Class I-B Interest.

“Subordinate Liquidation Amount”:  For any Distribution Date and Group, the Liquidation Principal in respect of each Mortgage Loan related to such Group which became a Liquidated Loan during the calendar month preceding the month of the Distribution Date, minus the related Senior Liquidation Amount for such Distribution Date.

“Subordinate Percentage”:  For any Group and any Distribution Date, 100% minus the Senior Percentage for such Group.  The Subordinate Percentages as of the Closing Date will be 2.65%, 2.65%, 2.65% and 2.65%, respectively, for Group I, Group II, Group III and Group IV.

“Subordinate Prepayment Percentage”:  For any Distribution Date and any Group, the excess of 100% over the Senior Prepayment Percentage for such Group.  Initially, the Subordinate Prepayment Percentage for each Group will be 0%.

“Subordinate Principal Distribution Amount”:  For any Distribution Date and any Group, the sum of:

(1)

the related Subordinate Percentage of the Principal Payment Amount for such Group;

(2)

the Subordinate Principal Prepayment Amount for such Group; and

(3)

the Subordinate Liquidation Amount for such Group;

provided, however, that the Subordinate Principal Distribution Amount for Group I and Group IV shall be reduced by the amounts required to be distributed to the Class A-P Certificates for reimbursement of Unpaid Realized Loss Amounts on such Distribution Date.  Any reduction in the Subordinate Principal Distribution Amount for Group I and Group IV pursuant to the provisions above shall offset the amount calculated pursuant to clause (1), clause (3) and clause (2), in that order in each case of the definition thereof, and such amounts will nevertheless reduce the Certificate Balance of the applicable class of Subordinate Certificates.

“Subordinate Principal Prepayment Amount”:  For each Distribution Date and each Group, the related Subordinate Prepayment Percentage of the Principal Prepayment Amount of such Group.

“Subordination Levels”:  For any Class of Subordinate Certificates and any specified date, the percentage obtained by dividing (i) the sum of the Certificate Balances of all Classes of Subordinate Certificates that are subordinate to that Class by (ii) the sum of the Certificate Balances of all Classes of Certificates as of that date, before giving effect to distributions and allocations of Realized Losses on that date.

“Trust Estate”:  As defined in Section 2.01 hereof.

“Trust Agreement”:  This Trust Agreement, dated as of March 1, 2003, which incorporates by reference the Standard Terms to Trust Agreement, March 2003 edition; provided that any references in any documents required hereunder, including references in documents within the Trustee Mortgage Loan File, to a Trust Agreement dated as of March 1, 2003, shall be deemed to refer to this Trust Agreement.

“Trustee”:  JPMorgan Chase, not in its individual capacity but solely as Trustee under this Trust Agreement, or its successor in interest, or any successor trustee appointed as herein provided.

“Trustee Fee”:  With respect to each Distribution Date, an amount payable to the Trustee equal to the product of one-twelfth of the Trustee Fee Rate multiplied by the aggregate Scheduled Principal Balance of the Mortgage Loans as of the beginning of the Due Period relating to such Distribution Date.

“Trustee Fee Rate”:  0.0025%.

“Undercollateralization Distribution”:  As defined in Section 3.01 hereof.

“Undercollateralized Group”:  On any Distribution Date, any Group for which the total Certificate Balance of the Senior Certificates of the related Certificate Group (other than, in the case of Group I and Group IV, the related Component of Class A-P Certificates and after giving effect to distributions to be made on that Distribution Date) is greater than the Non AP Pool Balance of the related Group.

“Unpaid Realized Loss Amount”:  As of each Distribution Date, for the Class A-P Interests and the Corresponding Class of Certificates, the sum of the Realized Losses allocated to such Class on such Distribution Date and prior Distribution Dates in reduction of the Certificate Balance thereof, as reduced by all amounts paid to such class in respect of an Unpaid Realized Loss Amount,  provided, however, that (1) the aggregate of Unpaid Realized Loss Amounts paid on any Distribution Date shall not exceed the aggregate Subordinate Principal Distribution Amount (without regard to the proviso in the definition of such term) for such Distribution Date, (2) any shortfall in amounts available to pay Unpaid Realized Loss Amounts on any Distribution Date shall be allocated pro rata among such Certificates on the basis of their respective Unpaid Realized Loss Amounts, (3) any amounts distributed to a Class of Interests in respect of an Unpaid Realized Loss Amount shall not cause a reduction in the Certificate Balance thereof, and (4) following the Credit Support Depletion Date, no Unpaid Realized Loss Amounts shall be calculated or distributable.

“Unscheduled Principal Amount”:  With respect to any Distribution Date, an amount equal to the sum of the amounts described in clauses (ii) and (iii) of the definition of Senior Principal Distribution Amount.

“Wells Fargo”:  Wells Fargo Home Mortgage, Inc., or any successor in interest.

ARTICLE II

FORMATION OF TRUST; CONVEYANCE OF MORTGAGE LOANS

Section 2.01

Conveyance to the Trustee.

To provide for the distribution of the principal of and interest on the Certificates and Interests in accordance with their terms, all of the sums distributable under this Trust Agreement with respect to the Certificates and the Interests and the performance of the covenants contained in this Trust Agreement, the Depositor hereby bargains, sells, conveys, assigns and transfers to the Trustee, in trust, without recourse and for the exclusive benefit of the Holders of the Certificates, all of the Depositor’s right, title and interest in and to any and all benefits accruing to the Depositor from:  (a) the mortgage loans listed on Schedule I hereto, the related Trustee Mortgage Loan Files, and all Monthly Payments due thereon after the Cut-Off Date and all principal prepayments collected with respect to the Mortgage Loans and paid by a Borrower on or after the Cut-Off Date, and proceeds of the conversion, voluntary or involuntary, of the foregoing; (b) the Sale and Servicing Agreements; provided that the Depositor hereby reserves its right to indemnification under the Sale and Servicing Agreements; (c) the Custodial Agreements; (d) the Assignment Agreements; (e) the Distribution Account, the Certificate Account and the Collection Accounts and (f) proceeds of all of the foregoing (including, without limitation, all amounts, other than investment earnings, from time to time held or invested in the Collection Account and the Certificate Account, whether in the form of cash, instruments, securities or other property, all proceeds of any mortgage insurance, mortgage guarantees, hazard insurance, or title insurance policy relating to the Mortgage Loans, cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, rights to payment of any and every kind, and other forms of obligations and receivables, which at any time constitute all or part or are included in the proceeds of any of the foregoing) to pay the REMIC Interests and the Certificates as specified herein (items (a) through (f) above shall be collectively referred to herein as the “Trust Estate”).

The foregoing sale, transfer, assignment, set-over and conveyance does not and is not intended to result in the creation of an assumption by the Trustee of any obligation of the Depositor, the Seller or any other person in connection with the Mortgage Loans, the Sale and Servicing Agreements, the Assignment Agreements or under any agreement or instrument relating thereto except as specifically set forth herein.

Section 2.02

Acceptance by the Trustee.

By its execution of this Agreement, the Trustee acknowledges and declares that it holds and will hold or has agreed to hold (in each case through the applicable Custodian) all documents delivered to any such person from time to time with respect to the Mortgage Loans and all assets included in the definition of Trust Estate herein in trust for the exclusive use and benefit of all present and future Holders of the Certificates.  The Trustee has not created and will not create, and no Officer of the Trustee has any actual knowledge or has received actual notice of, any interest in the Trust Estate contrary to the interests created by the Trust Agreement.  The Trustee has not entered, nor intends to enter, into any subordination agreement or intercreditor agreement with respect to any assets included in the Trust Estate.

Section 2.03

REMIC Elections and REMIC Interests Designations.

REMIC Elections.  Elections shall be made by the Trustee to treat the assets of the Trust Estate described in the definition of the term “REMIC I-1,” the assets of the Trust Estate described in the definition of the term “REMIC I-2,” and the assets of the Trust Estate described in the definition of the term “REMIC I-3” as separate REMICs for federal income tax purposes.  The REMIC I-1 Regular Interests will constitute the regular interests in REMIC I-1; the REMIC I-2 Regular Interests will constitute the REMIC regular interests in REMIC I-2; and the REMIC I-3 Certificates will constitute the regular interests in REMIC I-3.  The Class R Certificates will represent ownership of the sole class of residual interest in REMIC I-1, REMIC I-2 and REMIC I-3.

REMIC I-1 Interests.  REMIC I-1 shall issue each of the following Classes of Interests in book-entry form, each of which shall be a Class of REMIC I-1 Interests, having the following Certificate Rates and initial principal balances:

Class/Subgroup	Initial Certificate Balance Or Notional Amount	Certificate Rate	Corresponding Class

1-Pool	$1,135,199,929.50	(1)	N/A(4)
1-Sub-A	$11,583,672.75	(1)	N/A
1-Sub-B	$11,583,672.75	(1)	N/A

Subgroup A-X
1-AX	(2)	6.50%	A-X
1-AX	(3)	6.50%	A-X

Residual
I-R	(5)	(5)	N/A

_______________

(1)

This Interest shall bear interest for any Accrual Period equal to the weighted average of the Net Rates of all Mortgage Loans as of the beginning of the Accrual Period, weighted on the principal balance of each Mortgage Loan and determined by subjecting the Net Rate of each Mortgage Loan to a cap equal to the Designated Rate for the related Group.

(2)

A notional amount, which for any Distribution Date shall equal the Class AX-1 Notional Amount.

(3)

A notional amount, which for any Distribution Date shall equal the Class AX-2 Notional Amount.

(4)

N/A means Not Applicable.

(5)

The Class I-R Interests will not be entitled to payments of principal or interest.

REMIC I-2 Interests.  REMIC I-2 shall issue each of the following Classes of Interests in book-entry form, each of which shall be a Class of REMIC I-2 Interests, having the following Certificate Rates and initial principal balances:

Class/Subgroup	Initial Certificate Balance Or Notional Amount	Certificate Rate	Corresponding Class

Subgroup I-A
1-IA-1	$26,000,000.00	8.50%	IA-1
1-IA-2	$62,890,000.00	5.00%	IA-2
1-IA-3	$ 2,110,002.00	5.00%(6)	IA-3
1-IA-4	$37,448,000.00	6.00%	IA-4
1-IA-5	$ 2,851,998.00	6.00%(6)	IA-5
1-IA-6	$ 1,807,000.00	6.00%(6)	IA-6

Subgroup II-A
1-IIA-1	$146,434,000.00	6.00%	IIA-1, IIA-2
1-IIA-3	$129,411,200.00	6.00%	IIA-3
1-IIA-4	$ 32,352,800.00	6.00%	IIA-4

Subgroup III-A
1-IIIA-A1	$150,000,000.00	5.4766533333%	IIIA-1, IIIA-6
1-IIIA-A2	$ 39,251,000.00	8.00%	IIIA-2, IIIA-3
1-IIIA-A4	$311,843,200.00	6.00%	IIIA-4
1-IIIA-A5	$ 77,960,800.00	6.00%	IIIA-5

Subgroup IV-A
1-IVA-A1	$ 70,908,750.00	4.50%	IVA-A1
1-IVA-A2	$ 32,231,250.00	8.50%	IVA-A2
1-IVA-A3	$ 4,013,000.00	5.75%(6)	IVA-A3

Subgroup A-X
1-AX1	(3)	6.50%	A-X1
1-AX2	(4)	6.50%	A-X2

Subgroup B
1-B	$ 30,699,179.00	(5)	B1, B2, B3, B4, B5, B6

Subgroup P
1-A-P	$ 155,096.00	0.00%	A-P

Residual
II-R	(1)	(1)	N/A(2)

_______________

(1) The Class I-R Interests will not be entitled to payments of principal or interest.

(2)

N/A means Not Applicable

(3)

A notional amount, which for any Distribution Date shall equal the Class AX-1 Notional Amount.

(4)

A notional amount, which for any Distribution Date shall equal the Class AX-2 Notional Amount.

(5)

This Interest shall bear interest at the same rate as the Class B Certificates.  For purposes of the REMIC provisions, this class shall be treated as bearing interest at the weighted average rate of the Class 1-Sub-A and Class 1-Sub-B Interests, weighted on the principal balances thereof and determined by subjecting the Class 1-Sub-A Interest to a floor of 7.000000% and subjecting the Class 1-Sub-B Interest to a cap of 4.9524279135%.

(6)

Any interest accrued on this Interest that is used to pay principal of another Interest shall be added to the principal balance of this Interest.

REMIC I-3 Certificates.  REMIC I-3 shall issue the following Classes of Certificates, with the designations, initial Certificate Balances and Certificate Rates indicated, each of which shall be a Class of REMIC I-3 Certificates.

Class	Initial Certificate Balance	Certificate Rate
IA-1	$ 26,000,000.00	8.50%
IA-2	$ 62,890,000.00	5.00%
IA-3	$ 2,110,002.00	5.00%
IA-4	$ 37,448,000.00	6.00%
IA-5	$ 2,851,998.00	6.00%
IA-6	$ 1,807,000.00	6.00%
IIA-1	$146,434,000.00	4.50%
IIA-2	(1)	6.00%
IIA-3	$129,411,200.00	(2)
IIA-4	$32,352,800.00	(2)
IIIA-1	$150,000,000.00	2.75%
IIIA-2	$ 39,251,000.00	(2)
IIIA-3	(1)	(2)
IIIA-4	$311,843,200.00	(2)
IIIA-5	$ 77,960,800.00	(2)
IIIA-6	(1)	6.00%
IVA-1	$ 70,908,750.00	4.50%
IVA-2	$ 32,231,250.00	8.50%
IVA-3	$ 4,013,000.00	5.75%
A-P	$ 155,096.00	0.00%
A-X1	(1)	6.50%
A-X2	(1)	6.50%
B1	$ 16,218,000.00	(3)
B2	$ 5,792,000.00	(3)
B3	$ 2,896,000.00	(3)
B4	$ 2,317,000.00	(3)
B5	$ 1,738,000.00	(3)
B6	$ 1,738,179.00	(3)
R	(4)	N/A(4)

____________

(1)

Notional Amount.

(2)

The Annual Certificate Interest Rate for certificates with variable rates of interests are set forth in the table below:

Class	Formula	Initial	Maximum	Minimum
Class IIA-3	LIBOR + 1.25%	2.58%	7.50%	1.25%
Class IIA-4	25.00% - 4* LIBOR	19.68%	25.00%	0.00%
Class IIIA-2	LIBOR + 0.40%	1.73%	8.00%	0.40%
Class IIIA-3	7.60% - LIBOR	6.27%	7.60%	0.00%
Class IIIA-4	LIBOR + 1.15%	2.48%	7.50%	1.15%
Class IIIA-5	25.40% - 4*LIBOR	20.08%	25.40%	0.00%

(3)

For each Distribution Date (and the related Accrual Period) each of the Class B1, Class B2, Class B3, Class B4, Class B5 and Class B6 Certificates will accrue interest at a per annum rate equal to the Average Rate.

(4)

N/A means Not Applicable

REMIC Final Scheduled Distribution.  The final scheduled distribution date for the Regular Interests in REMIC I-1, REMIC I-2 and REMIC I-3 is the Distribution Date following the third anniversary of the scheduled maturity date of the Mortgage Loan having the latest scheduled maturity as of the Closing Date.

ARTICLE III

REMITTING TO CERTIFICATEHOLDERS

Section 3.01

Distributions to Certificateholders.

REMIC I-3 Distributions.  (a)  In accordance with Section 3.01(b)(iii) of the Standard Terms and subject to the exceptions set forth below and to Section 3.02, on each Distribution Date, the Trustee shall withdraw the aggregate Available Distribution Amount for each Group from the REMIC I-3 Distribution Account, and shall distribute it in the following manner and order of priority to the REMIC I-2 Distribution Account (except that payments on the Class R Certificates will be made to the holder thereof):

(i)

to each Class or Component of Senior Certificates of the related Certificate Group (other than, in the case of Group I and Group IV, the related Component of the Class A-P Certificates), Accrued Certificate Interest thereon, pro rata in proportion to the amount owing to each such Class; provided that:

(1)

Accrued Certificate Interest on the Class I-A6 Certificates will be distributed in the following order of priority and will be added to the Certificate Balance of the Class I-A6 Certificates:

(A)

to the Class IA-1, Class I-A2, Class IA-3, Class IA-4 and Class IA-5 Certificates, concurrently as follows:

i.

19.8019801980%, to the Class IA-1 Certificates, until the Certificate Balance thereof is reduced to zero;

ii.

49.5049520183%, in the following order of priority:

1.

to make payments of principal to the Class IA-2 Certificates, until the Certificate Balance thereof is reduced to its Scheduled Amount for such Distribution Date;

2.

to the Class IA-3 Certificates, until the Certificate Balance thereof is reduced to zero; and

3.

to the Class IA-2 Certificates, until the Certificate Balance thereof is reduced to zero;

iii.

30.6930677837%, in the following order of priority:

1.

to make payments of principal to the Class IA-4 Certificates, until the Certificate Balance thereof is reduced to its Scheduled Amount for such Distribution Date;

2.

to the Class IA-5 Certificates, until the Certificate Balance thereof is reduced to zero; and

3.

to the Class IA-4 Certificates, until the Certificate Balance thereof is reduced to zero; and

(B)

to make payments of principal to the Class IA-6 Certificates, until the Certificate Balance thereof is reduced to zero;

(2)

Accrued Certificate Interest on the Class I-A3 Certificates will be distributed as follows and will be added to the Certificate Balance of the Class I-A3 Certificates:

(A)

to make payments of principal to the Class I-A2 Certificates, until the Certificate Balance thereof is reduced to its Scheduled Amount for such Distribution Date; and

(B)

to make payments of principal to the Class I-A3 Certificates, until the Certificate Balance thereof is reduced to zero;

(3)

Accrued Certificate Interest on the Class I-A5 Certificates will be distributed as follows and will be added to the Certificate Balance of the Class I-A5 Certificates:

(A)

to make payments of principal to the Class I-A4 Certificates, until the Certificate Balance thereof is reduced to its Scheduled Amount for such Distribution Date; and

(B)

to make payments of principal to the Class I-A5 Certificates, until the Certificate Balance thereof is reduced to zero; and

(4)

Accrued Certificate Interest on the Class IVA-3 Certificates will be distributed as follows and will be added to the Certificate Balance of the Class IVA-3 Certificates:

(A)

pro rata, to the Class IVA-1 and Class IVA-2 Certificates, until the Certificate Balances thereof are reduced to zero; and

(B)

to make payments of principal to the Class IVA-3 Certificates, until the Certificate Balance thereof is reduced to zero;

(ii)

to the Senior Certificates of the related Certificate Group, other than any related Notional Certificates, to the extent of the remaining Available Distribution Amount for the related Loan Group, concurrently, as follows:

(A)

to the Class IA-1, Class IA-2, Class IA-3, Class IA-4, Class IA-5 and Class IA-6 Certificates and the AP(I) Component of the Class A-P Certificates, in reduction of their respective Certificate Balances or Component Principal Amount, from the Available Distribution Amount for Group I concurrently, as follows:

(1)

to the Class IA-1, Class IA-2, Class IA-3, Class IA-4, Class IA-5 and Class 1A-6 Certificates, in reduction of their respective Certificate Balances, in an amount up to the Senior Principal Distribution Amount for Group I in the following order of priority:

(a)

concurrently, to the Class IA-1, Class IA-2, Class IA-3, Class IA-4 and Class IA-5 Certificates as follows:

(I)

19.8019801980%, to the Class IA-1 Certificates, until the Certificate Balance thereof is reduced to zero;

(II)

49.5049520183%, to the Class IA-2 and Class IA-3 Certificates in the following order of priority:

a.

to the Class IA-2 Certificates, until the Certificate thereof is reduced to its Scheduled Amount for such Distribution Date;

b.

to the Class IA-3 Certificates, until the Certificate Balance thereof is reduced to zero; and

c.

to the Class IA-2 Certificates, until the Certificate Balance thereof is reduced to zero;

(III)

30.6930677837% to the Class IA-4 and Class IA-5 Certificates in the following order of priority:

a.

to the Class IA-4 Certificates, until the Certificate Balance thereof is reduced to its Scheduled Amount for such Distribution Date;

b.

to the Class IA-5 Certificates, until the Certificate Balance thereof is reduced to zero; and

c.

to the Class IA-4 Certificates, until the Certificate Balance thereof is reduced to zero;

(b)

to the Class IA-6 Certificates, until the Certificate Balance thereof is reduced to zero; and

(2)

to the A-P(I) Component of the Class A-P Certificates, the A-P Principal Distribution Amount for such Class, until their Component Principal Amount is reduced to zero; and

(B)

to the Class IIA-1, Class IIA-3 and Class IIA-4 Certificates, in reduction of their Certificate Balances, from the Available Distribution Amount for Group II in an amount up to the Senior Principal Distribution Amount for Group II, in the following order of priority:

(1)

to the Class IIA-1 Certificates, until the Certificate Balance thereof is reduced to its Scheduled Amount for such Distribution Date;

(2)

pro rata, to the Class IIA-3 and Class IIA-4 Certificates, until the Certificate Balances thereof are reduced to zero; and

(3)

to the Class IIA-1 Certificates, until their Class Principal Balance is reduced to zero;

(C)

to the Class IIIA-1, Class IIIA-2, Class IIIA-4 and Class IIIA-5 Certificates, in reduction of their Certificate Balances, from the Available Distribution Amount for Group III in an amount up to the Senior Principal Distribution Amount for Group III, in the following order of priority:

(1)

pro rata, to the Class IIIA-1 and Class IIIA-2 Certificates, until their aggregate Certificate Balance is reduced to its Scheduled Amount for such Distribution Date;

(2)

pro rata, to the Class IIIA-4 and Class IIIA-5 Certificates, until the Certificate Balances thereof are reduced to zero; and

(3)

pro rata, to the Class IIIA-1 and Class IIIA-2 Certificates, until the Certificate Balances thereof are reduced to zero; and

(D)

to the Class IVA-1, Class IVA-2 and Class IVA-3 Certificates and the AP(IV) Component of the Class A-P Certificates, in reduction of their respective Certificate Balances or Component Principal Amount, from the Available Distribution Amount for Group IV concurrently, as follows:

(1)

to the Class IVA-1, Class IVA-2 and Class IVA-3 Certificates, in reduction of their respective Certificate Balances, in an amount up to the Senior Principal Distribution Amount for Group IV, in the following order of priority:

(a)

pro rata, to the Class IVA-1 and Class IVA-2 Certificates, until the Certificate Balances thereof are reduced to zero; and

(b)

to the Class IVA-3 Certificates, until the Certificate Balance thereof is reduced to zero; and

(2)

to the A-P(IV) Component, the A-P Principal Distribution Amount for such Component and Group IV, until the Component Principal Amount of thereof is reduced to zero;

(iii)

concurrently, pro rata from amounts otherwise payable to the Subordinate Certificates, to the Class A-P Certificates, Unpaid Realized Loss Amounts for such Distribution Date; provided, however, that the aggregate of all such amounts distributed on such Distribution Date shall not exceed the aggregate Subordinate Principal Distribution Amount (without regard to the proviso of such definition) and, provided further, that such amounts will not reduce the Class Principal Balance of the Class A-P Certificates;

(iv)

from the remaining Available Distribution Amounts from all Groups, but subject to prior distribution of amounts set forth in paragraph (b) of this Section 3.01, to the Subordinate Certificates, in their order of seniority the sum of (i) first, Accrued Certificate Interest pro rata on the basis of the amount owing to each such Class, and (ii) second, their pro rata shares, based on their outstanding Certificate Balances, of the Subordinate Principal Distribution Amount, as applicable; provided, however, that on any Distribution Date on which the Subordination Level for any class of Subordinate Certificates is less than its Subordination Level as of the Closing Date, the portion of the Subordinate Principal Prepayment Amount otherwise allocable to the class or classes of the Subordinate Certificates junior to such class will be allocated pro rata to the most senior class of Subordinate Certificates for which the Subordination Level on such Distribution Date is less than the Subordination Level as of the Closing Date and each Class of Subordinate Certificates senior thereto;

(v)

to each Class of Certificates, in the order of their seniority, the amount of any unreimbursed Realized Losses previously allocated to such Certificates; and

(vi)

to the Residual Certificates, after all of the other Classes of Certificates have been paid in full, the remainder, if any, which is expected to be zero, of the Available Distribution Amounts.

(vii)

on each Distribution Date on or after the Credit Support Depletion Date, to the extent of the Available Distribution Amount allocable to each group on such Distribution Date, distributions will be made to the Senior Certificates of each such group, in proportion to Accrued Certificate Interest for such Distribution Date and the remainder, if any, which is expected to be zero, of the Available Distribution Amount for each such group or subgroup will be distributed to the holder of the Class R Certificate.

(b)

On each Distribution Date prior to the Credit Support Depletion Date but after the date on which the aggregate Certificate Principal Balance or Component Principal Amount of the Senior Certificates (other than, in the case of Group I and Group IV, the related Component of the Class A P Certificates) of any Certificate Group has been reduced to zero, amounts otherwise distributable as principal on each Class of Subordinate Certificates pursuant to Section 3.01(a)(iv), in reverse order of priority, in respect of such Class’s Subordinate Class Percentage of the Subordinate Principal Distribution Amount for the Group relating to such retired Certificates, shall be distributed as principal to the Senior Certificates (other than any Notional Certificates and, in the case of Group I and Group IV, the related Component of the Class A P Certificates) remaining outstanding pursuant to Section 3.01(a)(ii) until the Class Principal Balances thereof have been reduced to zero, provided that on such Distribution Date (a) the Aggregate Subordinate Percentage for such Distribution Date is less than 200% of the Aggregate Subordinate Percentage as of the Cut-off Date or (b) the average outstanding principal balance of the Mortgage Loans in any Group that are delinquent 60 days or more for the last six months (including Mortgage Loans in foreclosure or bankruptcy and property held by the Trust) as a percentage of the related Group Subordinate Amount is greater than or equal to 50%.

On each Distribution Date on which the aggregate Certificate Principal Balance of the Senior Certificates (other than, in the case of Group I and Group IV, the related Component of the Class A P Certificates) of two or more Certificate Groups has been reduced to zero, any amounts distributable pursuant to this Section 3.01(b) will be allocated, as to each applicable Class of Subordinate Certificates, in proportion to such Class’s Subordinate Class Percentage of the Subordinate Principal Distribution Amount for the Group relating to each such retired Certificate Group.

On each Distribution Date on which the Senior Certificates (other than, in the case of Group I and Group IV, the related Component of the Class A P Certificates) of two or more Certificate Groups remain outstanding, any amounts distributable pursuant to this Section 3.01(b) will be distributed in proportion to the aggregate Certificate Principal Balances of such Certificates of each such Certificate Group.

On any Distribution Date on which any Certificate Group constitutes an Undercollateralized Group, all amounts otherwise distributable as principal on the Subordinate Certificates, in reverse order of priority (other than amounts necessary to pay Deferred Principal Amounts or unpaid Current Shortfalls) (or, following the Credit Support Depletion Date, such other amounts described in the immediately following sentence), will be distributed as principal to the Senior Certificates (other than any Notional Certificates and, in the case of Group I and Group IV, the related Component of the Class A P Certificates) of such Undercollateralized Group pursuant to Section 3.01(a)(ii), until the aggregate Certificate Principal Balance of such Senior Certificates equals the Non-AP Pool Balance of the related Group (such distribution, an “Undercollateralization Distribution”).  In the event that any Certificate Group constitutes an Undercollateralized Group on any Distribution Date following the Credit Support Depletion Date, Undercollateralization Distributions will be made from any Available Distribution Amount for the Group not related to an Undercollateralized Group remaining after all required amounts have been distributed to the Senior Certificates (other than, in the case of Group I and Group IV, the related Component of the Class A P Certificates) of such other Certificate Group.  In addition, the amount of any unpaid Current Shortfalls with respect to an Undercollateralized Group on any Distribution Date (including any Current Shortfalls for such Distribution Date) will be distributed to the Senior Certificates (other than, in the case of Group I and Group IV, the related Component of the Class A P Certificates) of such Undercollateralized Group prior to the payment of any Undercollateralization Distributions from amounts otherwise distributable as principal on the Subordinate Certificates, in reverse order of priority (or, following the Credit Support Depletion Date, as provided in the preceding sentence).

If on any Distribution Date two or more Certificate Groups are Undercollateralized Groups, the distribution described in the immediately preceding paragraph will be made in proportion to the amount by which the aggregate Certificate Principal Balance of the Senior Certificates (other than, in the case of Group I and Group IV, the related Component of the Class A P Certificates) of each such Certificate Group, after giving effect to distributions pursuant to Section 3.01(a) on such Distribution Date, exceeds the Non-AP Pool Balance of the related Group for such Distribution Date.

(c)    REMIC I-1 Distributions.  On each Distribution Date, the Trustee shall apply amounts in the REMIC I-1 Distribution Account to the REMIC I-1 Regular Interests in the same manner that amounts are distributed on any Corresponding Classes of Certificates on such Distribution Date.  In addition, on each Distribution Date, the Trustee shall apply remaining amounts in the REMIC I-1 Distribution Account in respect of interest to the Class 1-Pool, Class 1-Sub-A and Class 1-Sub-B Interests in accordance with their interest rates set forth above.  Finally, on each Distribution Date, the Trustee shall apply amounts in the REMIC I-1 Distribution Account in respect of principal to the Class 1-Pool, Class 1-Sub-A and Class 1-Sub-B Interests as follows:

(i)

first, to the Class 1-Sub-A Interest and the Class 1-Sub-B Interest, the minimum amounts to each such that following that allocation the weighted average rate of the Class 1-Sub-A and Class 1-Sub-B Interests, weighted on the principal balances thereof and determined by subjecting the Class 1-Sub-A Interest to a floor of 7.000000% and subjecting the Class 1-Sub-B Interest to a cap of 4.9524279135%, equals the interest rate on the Class B Certificates for the following Distribution Date;

(ii)

second, to the Class 1-Pool Interest until its principal balance is reduced to zero; and

(iii)

third, pro rata to the Class 1-Sub-A Interest and the Class 1-Sub-B Interests in accordance with their principal balances following clause (i) above.

Realized Losses and Shortfalls shall be allocated in the same manner.  The Trustee shall withdraw all amounts allocated to the various REMIC I-1 Regular Interests and deposit such amounts in the REMIC I-2 Distribution Account for distribution pursuant to section 3.01(d) below on such Distribution Date.  Any amount remaining in the REMIC I-1 Distribution Account after making all other payments required under this Section 3.01(c) shall be distributed to the holder of the Class I-R Certificates.

(d)  REMIC I-2 Distributions.  On each Distribution Date, the Trustee shall apply amounts in the REMIC I-2 Distribution Account to the REMIC I-2 Regular Interests in the same manner that amounts are distributed on the Corresponding Classes of Certificates on such Distribution Date.  Realized Losses and Shortfalls shall be allocated in the same manner.  The Trustee shall withdraw all amounts allocated to the various REMIC I-2 Regular Interests and deposit such amounts in the REMIC I-3 Distribution Account for distribution pursuant to section 3.01(a) above on such Distribution Date.  Any amount remaining in the REMIC I-2 Distribution Account after making all other payments required under this Section 3.01(c) shall be distributed to the holder of the Class 2-R Certificates.

Section 3.02

Allocation of Realized Losses and Shortfalls.

(a)

Realized Losses of Principal.

(i)

On each Distribution Date, each Realized Loss on a Mortgage Loan, to the extent allocable to principal, shall be allocated to the related Groups for further allocation to the Class or Classes of REMIC Interests supported by such Groups in reduction of the Certificate Balance thereof; provided, however, that any Realized Loss allocated to a Group shall be allocated first to the Subordinate Interests, in reverse numerical order, until the Certificate Balance thereof is reduced to zero, and then pro rata to the Senior Interests related to such Group.  Any Realized Losses allocated to a Class of REMIC Interests and not reimbursed on the same Distribution Date shall be allocated to the Corresponding Class or Classes of Certificates as described below.

(ii)

Prior to the Credit Support Depletion Date, to the extent that the principal portion of a Realized Loss has been allocated to reduce the Certificate Principal Balance of the Class A-P Interest, the amount of such Realized Loss will be reimbursed from the Subordinate Principal Distribution Amount, to reimburse the Unpaid Realized Loss Amount.  The distribution of any Unpaid Realized Loss Amount to a Class of Senior Interests on any Distribution Date shall not result in a further reduction of the Certificate Balance of such Class of Senior Interests, but instead shall result in the reduction of the Certificate Balance of the Subordinate Interests in REMIC I-2, until the Certificate Balance thereof has been reduced to zero. The Unpaid Realized Loss Amounts will be paid from the amounts otherwise payable to the Classes of Subordinate Interests related to the applicable REMIC, beginning with the Class having the highest numerical designation.  Any Unpaid Realized Loss Amount not paid on the Distribution Date relating to the Due Period in which the Realized Loss was incurred will be carried forward and will be included in the Unpaid Realized Loss Amount for the next Distribution Date.

(iii)

Any Realized Losses allocated to a Class of REMIC I-2 Interests pursuant to Section 3.02(a)(i) and not reimbursed on the same Distribution Date shall be allocated on the same date to the Corresponding Class or Classes of REMIC I-3 Certificates.

(b)

Realized Losses Allocable to Interest. On each Distribution Date, the portion of each Realized Loss on a Mortgage Loan that exceeds the outstanding principal amount of such Mortgage Loan shall be allocated pro rata to the related Group, on the basis of the amount of interest due to such Group from such Mortgage Loan. On each Distribution Date, the interest portion of each Realized Loss allocated to a Group in accordance with the preceding sentence shall be further allocated pro rata, on the basis of Accrued Certificate Interest, to each Class of related REMIC Interests; provided that the interest portion of any Realized Losses allocated to the Subordinate Interests in a REMIC as provided in this Section 3.02(b) shall be allocated to such Subordinate Interests in reverse order of seniority.

(c)

Interest Shortfall.  Notwithstanding anything in the Standard Terms to the contrary, on each Distribution Date, before any distributions are made on the REMIC Interests and the Certificates, Month End Interest Shortfall not covered by compensating interest from P&I Advances and Soldiers’ and Sailors’ Shortfall with respect to any Mortgage Loan shall be allocated pro rata among the Classes of the related REMIC based on the amount of interest otherwise owing thereto in reduction of that amount.  Such amounts shall be allocated proportionately based on (1) in the case of the Senior Certificates, the Accrued Certificate Interest otherwise distributable thereon and (2) in the case of the Subordinate Certificates, interest accrued on their related Apportioned Principal Balances without regard to any reduction pursuant to this paragraph, for that Distribution Date.

(d)

Modification Losses.  In the event that the Note Rate on a Mortgage Loan is reduced as a result of a modification of the terms of such Mortgage Loan, such modification shall be disregarded for purposes of calculating the Certificate Rate on any Class of Certificates or Class of REMIC Interest.  Any shortfall resulting from any such modifications, however, shall be treated as a Realized Loss occurring on each Distribution Date and shall be applied to reduce the Certificate Balances of the Certificates and REMIC Interests in the manner and order of priority set forth above.

(e)

In the event that there is a recovery of an amount in respect of principal of a Mortgage Loan, which amount had previously been allocated as a Realized Loss to one or more Classes of Certificates and, if applicable, to one or more Components, (i) such amount shall be treated as a Principal Prepayment Amount and shall be included in the Available Distribution Amount for the Distribution Date occurring in the month following the month in which such recovery is received and (ii) the Certificate Balance or Component Principal Amount, as applicable, of the Classes or Components to which any Realized Loss had previously been allocated, whether or not such Classes or Components remaining outstanding, shall be increased in reverse order of priority, in each case by an amount equal to the lesser of (x) the amount of such recovery and (y) the aggregate amount of Realized Losses previously allocated to such Classes or Components less amounts previously allocated to such Classes or Components pursuant to this paragraph.

ARTICLE IV

THE SECURITIES

Section 4.01

The Certificates.

The Certificates will be designated generally as the Mortgage Pass-Through Certificates, Series 2003-3F.  The aggregate principal amount of Certificates or Interests, as applicable, that may be executed and delivered under this Agreement is limited to $1,158,367,275, except for Certificates executed and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Certificates pursuant to Sections 5.03 or 5.05 of the Standard Terms.  On the Closing Date, the Trustee shall execute, and the Certificate Registrar shall authenticate and deliver Mortgage Pass-Through Certificates in the names and amounts and to the Persons as directed by the Depositor.  The table in Section 2.03 sets forth the Classes of Certificates, the initial Certificate Balance and the Certificate Rate for each Class of the Certificates.

Section 4.02

Denominations.

Each of the Class A and Senior Subordinate Certificates shall be issued in fully registered, book-entry form and shall be Book-Entry Certificates.  Each of the Residual Certificates and Class B4, Class B5 and Class B6 Certificates shall be issued in fully registered, certificated form.  The Class A Certificates (other than the Class IIA-2, Class IIIA 3, Class IIIA 6, Class A P, Class A X1 and Class A-X2 Certificates) are offered in minimum denominations of $25,000 initial Certificate Balance each and multiples of $1 in excess of $25,000.  The Class IIA-2, Class IIIA-3 and Class IIIA-6 Certificates are offered in minimum denominations of $1,000,000 initial Notional Amount each and multiples of $1 in excess of $1,000,000. The Class A-P Certificates are offered in the form of a single Certificate representing the entire Certificate Balance thereof.  The Class A-X1 and Class A-X2 Certificates are each offered in the form of a single Certificate representing the entire Notional Amount thereof.  The Subordinate Certificates are offered in minimum denominations of $250,000 initial Certificate Balance each and multiples of $1 in excess of $250,000.  In addition, one Certificate of each Class (other than the Residual Certificates) may be issued evidencing the sum of an authorized denomination thereof and the remainder of the initial Certificate Balance (or, in the case of the Class IIA-2, Class IIIA-3, Class IIIA-6, Class A-X1 and Class A-X2 Certificates, the Notional Amount) of such Class.  The residual Certificates will each be issued in percentage interests of 99.99% and 0.01%.

Section 4.03

Redemption of Certificates.

There shall be no right to redemption pursuant to Section 9.01 of the Standard Terms.  Moreover, notwithstanding anything to the contrary in Section 9.02 of the Standard Terms, the obligations created by the Trust Agreement will terminate upon payment to the Certificateholders of all amounts held in the Collection Account, the Certificate Account and the Distribution Account required to be paid to the Certificateholders pursuant to the Trust Agreement, following the earlier of: (i) the final payment or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan remaining in the Trust or the disposition of all property acquired upon foreclosure of any such Mortgage Loan and (ii) the repurchase of all of the assets of the Trust by Wells Fargo upon the date on which the aggregate Scheduled Principal Balance of the Mortgage Loans is equal to or less than 1% of the aggregate Scheduled Principal Balance of such Mortgage Loans as of the Cut-Off Date.  Written notice of termination shall be given to each Certificateholder, and the final distribution shall be made only upon surrender and cancellation of the Certificates at an office or agency appointed by the Trustee, which will be specified in the notice of termination.  Any repurchase of the assets of the Trust pursuant to this Section 4.03 shall be made at a price equal to the Termination Price.

Section 4.04

Securities Laws Restrictions.

Each of the Junior Subordinate Certificates is a Private Certificate subject to the restrictions on transfer contained in Section 5.05(a) of the Standard Terms.  Furthermore, each of the Private Certificates is a Rule 144A Certificate.  The Class R Certificate is a Residual Certificate subject to Section 5.05(c) of the Standard Terms.

ARTICLE V

MISCELLANEOUS PROVISIONS

Section 5.01

Request for Opinions.

(a)

The Depositor hereby requests and authorizes McKee Nelson LLP, as its counsel in this transaction, to issue on behalf of the Depositor such legal opinions to the Trustee and each Rating Agency as may be (i) required by any and all documents, certificates or agreements executed in connection with the Trust, or (ii) requested by the Trustee, any such Rating Agency or their respective counsels.

(b)

The Trustee hereby requests and authorizes its counsel to issue on behalf of the Trustee such legal opinions to the Depositor, GSMC and Goldman, Sachs & Co. as may be required by any and all documents, certificates or agreements executed in connection with the establishment of the Trust and the issuance of the Certificates.

Section 5.02

Schedules and Exhibits.

Each of the Schedules and Exhibits attached hereto or referenced herein are incorporated herein by reference as contemplated by the Standard Terms.  Each Class of Certificates shall be in substantially the form attached hereto, as set forth in the Exhibit index.

Section 5.03

Governing Law.

This Trust Agreement shall be governed by, and its provisions construed in accordance with, the laws of the State of New York.

Section 5.04

Counterparts.

This Trust Agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original but all of such counterparts shall together constitute but one and the same instrument.

Section 5.05

Notices.

The address of the rating agency required to be stated herein pursuant to Section 11.08(d) of the Standard Terms is Fitch Inc., 1 State Street Plaza, New York, New York 10004, and Standard and Poor’s Rating Services, 55 Water Street, New York, New York 10041.

[Signature page follows]

IN WITNESS WHEREOF, the Depositor and the Trustee have caused this Trust Agreement to be duly executed by their respective officers thereunto duly authorized and their respective signatures duly attested all as of the 1st day of February 2003.

GS MORTGAGE SECURITIES CORP.,

     as Depositor

By:  /s/ Marvin J. Kabatznick

Name: Marvin J. Kabatznick

Title:   Chief Executive Officer

JPMORGAN CHASE BANK,

     not in its individual capacity, but solely in

     its capacity as Trustee under this Trust

     Agreement

By:  /s/ Thomas Venusti

Name: Thomas Venusti

Title:   Vice President

STATE OF NEW YORK

)

)  ss.:

COUNTY OF NEW YORK

)

The foregoing instrument was acknowledged before me in the County of New York, this _____th day of March 2003, by Marvin J. Kabatznick, Chief Executive Officer for GS Mortgage Securities Corp., a Delaware corporation, on behalf of the corporation.

            Notary Public

My Commission expires:

STATE OF NEW YORK

)

)  ss.:

COUNTY OF NEW YORK

)

The foregoing instrument was acknowledged before me in the County of New York, this _____th day of March 2003, by ________________________ of JPMorgan Chase Bank, a New York banking corporation, on behalf of the company.

            Notary Public

My Commission expires:

SCHEDULE I

Mortgage Loan Schedule

[To be retained in a separate closing binder entitled

“GSR 2003-3F Mortgage Loan Schedule” at McKee Nelson LLP]

EXHIBIT A

Forms of Certificates